4

                          MUHLENKAMP FUND
                        12300 Perry Highway
                         Wexford, PA 15090

Dear Shareholder:

You are cordially invited to attend the Special meeting of the Shareholders of the Muhlenkamp Fund (A Series of the Wexford Trust), which will be held on May 28, 1998 at 10:00 A.M., Eastern Standard Time, at The Chadwick in Ballroom C, 1 Wexford Square, Wexford, PA, 15090.

The matters to be acted upon at the meeting:

(1) Election of Trustees;

(2) One proposed change to your Fund's fundamental investment restrictions, which would not alter your Fund's investment objectives;

(3)  Any other business properly brought before the meeting.

Although we would like very much to have each shareholder attend the special meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, we need your vote. We urge you to complete, sign and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose.

If you return your proxy promptly, you can help your Fund avoid the expense of follow-up mailings to achieve a quorum so that the meeting can be held. If you decide between now and the meeting date that you can attend the meeting in person, you can revoke your proxy at that time and vote your shares at the meeting.

If your shares are held in street name, only your bank or broker can vote your shares, and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct him or her to execute the proxy card today.

We look forward to seeing you at the meeting or receiving your proxy so that your shares may be voted at the meeting.

Sincerely yours,


Ronald H. Muhlenkamp, President

April 15, 1998
                          MUHLENKAMP FUND
                        12300 Perry Highway
                         Wexford, PA 15090


             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on May 28, 1998.

Notice is hereby given that a joint special meeting (the
"Meeting") of shareholders of the Muhlenkamp Fund (A Series of the Wexford Trust) will be held on May 28 at 10:00 a.m. Eastern Time at The Chadwick in Ballroom C, 1 Wexford Square, Wexford, PA,
15090, for the following purposes:

1.   To elect Trustees, as described in part I of the attached
  Proxy statement (p 1).

2. One proposed change to your Fund's fundamental investment restrictions, which would not alter your Fund's investment objectives.

3. To transact any other business which may properly come before the Meeting or any adjournments thereof.

The close of business March 6, 1998 has been fixed as the record date for the determination of shareholders of the Muhlenkamp Fund
(A Series of the Wexford Trust) entitled to notice of and to vote at the Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN WITHOUT DELAY AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT THEIR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION TO THE ENCLOSED PROXY WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

By order of the Board of Trustees.


Jean A. Leister


Secretary

April 15, 1998






           Muhlenkamp Fund-A Series of the Wexford Trust
                        12300 Perry Highway
                        Wexford, PA  15090

                          PROXY STATEMENT

The enclosed proxy is solicited by the Trustees of Muhlenkamp Fund (the "Fund") for use at the 1998 Special Meeting of Shareholders to be held on May 28, 1998, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting of Shareholders. Shareholders of record at the close of business on March 6, 1998, are entitled to be present and to vote at the meeting or any adjourned session thereof. The Notice of Meeting, Proxy and the Proxy Statement have been mailed to such shareholders of record on or about April 15, 1998.

A copy of the Annual Report of the Fund for its most recent fiscal year, including financial statements and the Prospectus dated 3/1/98, will accompany this Proxy Statement. A representative of Deloitte & Touche LLP, Auditors of the Fund, is expected to be present at the meeting with the opportunity to make statements and to respond to appropriate questions.

Each share of beneficial interest is entitled to one vote. Shares represented by duly executed proxies will be voted for the election of the persons named herein as Trustees, unless such authority has been withheld. With respect to the other matters specified in the proxy, shares will be voted in accordance with the instructions made. If no instructions are made, the proxy will be voted for the matter specified in the proxy. Proxies may be revoked at any time before they are voted by a written revocation received by the Secretary of the Fund, by properly executing a later-dated proxy or by attending the meeting and voting in person.

1.     ELECTION OF TRUSTEES

The nominees for Trustees of the Fund who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth below. Ronald H. Muhlenkamp is currently a Trustee of the Fund and was elected by the shareholders of the Fund on November 18, 1988. The other nominees have never served as Trustees of the Fund. Mr. Belle and Mr. Rice are retiring from the board after 9 years service.

The term of office of each person elected as Trustee will be until the next meeting held for the purpose of electing Trustees and until his or her successor is elected and qualified. Each of the nominees has agreed to serve as a Trustee if elected. If any of the nominees should be unavailable for election at the time of the meeting, the persons named as proxies will vote unmarked proxies and those marked for the unavailable Trustee for such other nominee as the present Trustees may recommend.





                                       PRINCIPAL OCCUPATION
 NOMINEE                     AGE       FOR THE LAST
FIVE YEARS

Alfred E. Kraft               61        Management Consultant


Terrence McElligott           50        President, West Penn Brush
& Supply, Inc.


None of the Trustees of the fund receive any fees associated with their duties.



            FUND SHARES OWNED BY TRUSTEES AND OFFICERS

The total amount of Fund shares beneficially owned by each Trustee as of December 31, 1997 and the year in which each individual became a trustee appears below.

                                   OWNERSHIP OF
                    YEAR FIRST     SHARES OF THE  NOMINEE/ACTIVE
                         ELECTED AS     FUND AS OF          RETIRING
     TRUSTEE             TRUSTEE        12/31/97       FROM BOARD


Edgar C. Belle           1988                  0
Retiring

Alfred E. Kraft             -             1,813.435
Nominee

Terrence McElligott         -           14,302.275
Nominee

Ronald H. Muhlenkamp     1988           18,514.020*         Active

Richard R. Rice          1988                  0
Retiring


*Includes 11,505.290 shares held in the Muhlenkamp & Company
Pension Plan.

For the fiscal year ended December 31, 1997, there were 3 meetings of the Board of Trustees.


                      THE MANAGEMENT CONTRACT

The Fund retains Muhlenkamp & Co., Inc. a Pennsylvania corporation principally owned by Ronald H. Muhlenkamp, as investment advisor under an annual contract. Muhlenkamp & Co., located at 12300 Perry Hwy., Wexford, Pennsylvania, 15090, and the Fund share facilities, space and staff with each other. As of the date of this proxy, Muhlenkamp & Co., Inc. is under contract to provide investment management and advice to individual and institutional clients, in addition to the Fund.

The advisor is registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940.
Accordingly, the advisor files periodic reports, which are available for public inspection. Mr. Ronald H. Muhlenkamp is the principal officer and investment professional at Muhlenkamp & Co., Inc. and the Fund. The advisor receives a fee from the Fund equal to 1% per annum of the average daily market value of its net assets.

Under terms of the advisory agreement, total Fund expenses cannot under any circumstances exceed 2% of the Fund's net assets.
Should actual expenses incurred ever exceed the 2% limitation, the advisor shall pay such excess expenses. Should the net assets of the Fund exceed $100 Million, total Fund expenses on the assets over $100 Million shall be limited to 1.5%. The advisor shall pay any excess expenses.


2.     CHANGE TO COMPANY'S INVESTMENT RESTRICTIONS

The Trustees are recommending that the shareholders approve a change to your Fund's fundamental investment restrictions to allow the fund to invest in put and call options on stock or bonds.

The Fund's present Investment Policy states that the Fund's investments will normally consist of a diversified list of common stocks. The Fund may also invest in fixed-income or debt securities from time to time. The change would revise the policy to allow investments in options, both puts and calls. We are recommending the change because the tax laws on long-term capital gains have been changed, extending the required holding period to 18 months. In addition, the tax rates have been lowered making long-term gains more attractive relative to short-term gains. Options (puts and calls) can be a useful tool for extending short-term gains into long-term gains. In addition, the current premiums offered on some option contracts are attractive relative to interest rates on bonds and other investments.

The Fund's Investment Restrictions states that the Fund will not "...invest in options, futures, commodities or in commodity contracts, restricted securities, mortgages, oil, gas, mineral or other exploration or development programs."

The proposed amendment would delete the word "options" from this restriction.

3.     FUND INFORMATION

                             THE FUND

MUHLENKAMP FUND ("The Fund"), a Series of the Wexford Trust (The Registrant), is a diversified open-end mutual fund that continuously offers its shares for sale to the public. The Fund will manage its assets to seek to maximize total returns to its shareholders, primarily by acquiring and holding a diversified list of common stocks. The Fund may also acquire and hold fixed-income or debt investments as market conditions warrant and when, in the opinion of its advisor, it is deemed desirable or necessary in order to attempt to achieve its investment objectives. (For further information, please refer to "Investment Objectives and Policies" section in the enclosed Prospectus).

                         CAPITAL OF TRUST

Fund capital consists of an unlimited number of shares of beneficial interest having a par value of $.001 each. When issued, each share or fraction thereof is fully paid, non-assessable, transferable and redeemable. All shares are of the same class, and each full share has one vote. The Fund is presently the only fund of the Wexford Trust, as a Massachusetts Business Trust. As part of a trust, each fund would have its own Board of Trustees which supervise fund activities and review contractual arrangements. Fractional shares are issued to three decimal places, but do not carry voting rights. As a trust, there is no requirement to hold annual shareholder meetings. However, it is intended that special meetings, which may be called upon the request of the owners of 10% of shares outstanding, will be held as needed or required when and as duly called. Approval of a majority of the shares outstanding must first be obtained before changing fundamental policies: to amend the contract with its investment advisor, to terminate the Fund, or to change any other items on which shareholders are granted such rights by law or under provisions of its Declaration of Trust. A majority of Trustees must have been voted into office by shareholders even though Trustees may fill vacancies without a shareholder vote so long as such appointments do not produce a majority of Trustees holding office. The Fund offers its own shares exclusively.

                        BROKER ALLOCATIONS

The placement of orders for the purchase and sale of portfolio securities are made under the control of the President of the Fund, subject to the overall supervision of the Board of Trustees. All orders are placed at the best price and best execution obtainable, except that the Fund shall be permitted to select broker-dealers who provide economic, corporate and investment research services, if in the opinion of the Fund's management and Board of Trustees, such placement serves the best interest of the Fund and its shareholders.

                      PORTFOLIO TRANSACTIONS

  The policy of the Fund is to limit portfolio turnover to transactions necessary to carry out its investment policies and/or to obtain cash, as necessary, for redemption of its shares. The Fund's portfolio turnover rate, which is the lesser of the total purchases or sales on an annualized basis, divided by the average total market value of the assets held, will vary from period to period depending upon market conditions. The fund has had an average turnover rate of 24% over the last seven years. It is anticipated the Fund will generally not exceed a turnover rate of 100% per year in normal market conditions. High portfolio turnover incurs additional brokerage costs and creates portfolio gains or losses, which affect shareholder return rates and taxes. Refer to sections herein entitled "Broker Allocations" for more information on these subjects.

                         FUND INFORMATION

Assets of the Fund and Shares Outstanding:

Net Assets as of December 31, 1997: $125,460,638
Shares outstanding and authorized to vote on March 6, 1998:
3,979,925.

No Person beneficially owns more than 5% of the Fund's shares as of March 6, 1998.

                        MANAGEMENT CONTRACT

The management contract dated July 6, 1988 was approved by the shareholders on that date and was last approved by the Trustees on November 21, 1997.

Management fee paid to Muhlenkamp & Company for the one year period ended 12/31/97: $810,448

4.     MISCELLANEOUS

                 QUORUM AND METHODS OF TABULATION

Fifty percent of the shares entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business with respect to such proposals at the Meeting. Persons appointed by the Trust, as tellers for the meeting, will count votes cast by proxy or in person at the meeting.

The two nominees for election as Trustees at the Meeting who receive the greatest number of votes properly cast for the election for Trustees shall be elected Trustees.

The fundamental investment restriction change requires the affirmative vote of a majority of the shares entitled to vote.

                          OTHER BUSINESS

The trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance to the judgements of the persons named as proxies in the enclosed form of proxy.



                      SOLICITATION OF PROXIES

In addition to the solicitation of proxies by mail, Trustees of the Fund and employees of Muhlenkamp & Company, Inc. may solicit proxies in person or by telephone.


                            ADJOURNMENT

If sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any adjournment will require the affirmative vote of the majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies required to be voted against any of such proposals. The Fund pays the costs of any such solicitation and of any adjourned session.